As filed with the Securities and Exchange Commission on December 1, 2025

Registration No. 333-284387

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 3

to

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ABITS GROUP INC
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 24 Lee Garden One, 33 Hysan Avenue

Causeway Bay, Hong Kong SAR

People’s Republic of China

+852 3959-8605 — telephone

+852 3959 8800 — facsimile

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Abit USA Inc.

4458 White Oak Rd

Duff, TN 37729

+1-917-592-1177 — telephone

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony W. Basch, Esq.

Yan (Natalie) Wang, Esq.

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, Virginia 23219

+1-804-771-5700 — telephone

+1-888-360-9092 — facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 1, 2025

PROSPECTUS

$100,000,000

ABITS GROUP INC

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

We may offer to sell, from time to time, in one or more offerings, any combination of ordinary shares, preferred shares, debt securities, warrants, rights, or units having an aggregate initial offering price not exceeding $100,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of offering. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.

The aggregate offering price of the securities issued under this prospectus may not exceed $100,000,000. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $19.75 million based on 2,369,995 of outstanding ordinary shares, of which 1,946,102 shares are held by non-affiliates, and a per share price of $10.15 based on the closing sale price of our ordinary shares as reported by the Nasdaq Capital Market on October 3, 2025. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are not a United States operating company nor a Chinese operating company but a British Virgin Islands holding company with substantially all operations conducted by our subsidiaries based in the U.S., with limited intracompany administrative function supported by our subsidiary in mainland China. Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 13 of this prospectus, and the risk factors described in the documents incorporated by reference into this prospectus for more information before you make your investment decision.

Abits Group Inc is a British Virgin Islands business company, and this is an offering of securities of a British Virgin Islands company. Unless otherwise stated, as used in this prospectus, “Abits,” “ABTS,” “we,” “us,” “our” or “the Company” refers to Abits Group Inc, a British Virgin Islands business company that will issue the securities of this offering, and in the context of describing the operations and consolidated financial results of the Company, also includes its consolidated subsidiaries. References to “Abit USA” are to Abit USA, Inc., and both Abit USA and Abits Inc. are the Company’s subsidiaries that conduct substantive business operations in the U.S. References to “Abit HK” are to Abit Hong Kong Limited, a direct holding subsidiary of the Company with no material operations of its own. References to “Bitmatrix” are to Beijing Bitmatrix Technology Co. Ltd, the Company’s indirect subsidiary in mainland China that performs limited administrative function providing intracompany support to the Company and its operating subsidiaries.

As a holding company with no material operations of its own, substantially all of the Company’s digital data center operations and bitcoin mining business are conducted by our U.S. operating subsidiaries, Abit USA and Abits Inc., with limited administrative functions supported by our subsidiary in mainland China, Bitmatrix. Abits owns equity interests in our operating subsidiaries indirectly through our Hong Kong subsidiary, Abit HK. This corporate structure involves certain unique risks to investors. Investors in the offering are purchasing the securities of Abits, a British Virgin Islands holding company but not the shares of the operating companies in the U.S. or mainland China. Investor may never hold equity interests in the Chinese operating companies. Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factor — If the Chinese government determines that our corporate structure does not comply with the Chinese laws and regulations, or if such laws and regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless” on pages 7 and 14 of this prospectus.

ii

We and our PRC subsidiaries face legal and operational risks associated with being based in or having some portion of the operations in China. These risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which our PRC subsidiary operates, which would likely result in a material change in its operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Chinese laws and regulations can change quickly with little advance notice, and uncertainties in the enforcement of PRC laws and regulations may limit the legal protections available to us and our investors and materially and adversely affect our financial condition and results of operations, and cause our securities to significantly decline in value. The Chinese government may intervene or influence the operation of our PRC subsidiary and exercise significant oversight and discretion over the conduct of its business and may intervene in or influence their operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers that are based in or having some portion of the operations in China, which could result in a material change in our operations and/or the value of our ordinary shares. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted in securities markets outside China and/or foreign investment in issuers that are based in or having some portion of the operations in China, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China” on pages 7 and 13 - 19 of this prospectus.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly released the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of overseas listed Chinese companies, and cybersecurity and data privacy protection requirements, etc. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”), issued the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. The CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. These CSRC regulations, collectively referred to as the Overseas Listing Rules, took effect on March 31, 2023. Under these rules, a company established in mainland China seeking securities offering and listing, by both direct or indirect means, in an overseas market is required to undertake filing procedures with the CSRC for its overseas offering and listing activities. The Trial Measures apply to both direct and indirect overseas securities offering and listing by PRC domestic companies. A direct overseas offering and listing by PRC domestic companies is defined as an overseas offering and listing by a joint-stock company incorporated in the PRC. An indirect overseas offering and listing by PRC domestic companies refers to an overseas offering and listing by a company in the name of an overseas incorporated entity whose major business operations are located in the PRC, based on the underlying equity, assets, earnings, or any other similar rights of PRC domestic companies. The Trial Measures also set forth a list of circumstances under which overseas offering and listing by domestic companies established in mainland China are prohibited. Further, on February 24, 2023, the CSRC, together with Ministry of Finance, National Administration of State Secrets Protection, and National Archives Administration of China, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality Provisions”). Under the Confidentiality Provisions, domestic companies established in mainland China seeking overseas offering and listing, by both direct and indirect means, are required to institute a sound confidentiality and archives system. If such domestic companies established in mainland China intend to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or secrets of government agencies, they shall obtain approval from competent authorities and complete the relevant filing procedure with the competent secrecy administrative department prior to their disclosure or provision of such documents and materials. If they provide or publicly disclose documents and materials which may adversely affect national security or public interests, they shall strictly follow the corresponding procedures in accordance with relevant laws and regulations. Any failure or perceived failure to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions and other relevant PRC laws and regulations may cause relevant entities to be held legally liable, including criminal liability. See “Risk Factors — Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China — If we were to be required to obtain any permission or approval from or complete any filing procedures with the CSRC, the CAC, or other PRC governmental authorities under the PRC laws, we could be subject to fines or other regulatory sanctions” on pages 8 and 17 of this prospectus.

We and our PRC subsidiary may also be subject to PRC laws and regulations relating to data security, privacy and personal information protections. On June 10, 2021, the Standing Committee of the National People’s Congress of China (the “SCNPC”) promulgated the PRC Data Security Law, which took effect on September 1, 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities and provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the PIPL, which took effect on November 1, 2021. The PIPL sets forth detailed rules on processing personal information, clarifies the relevant rights of the individuals and the obligations of the personal information processors, and further clarifies the liabilities for illegal processing of personal information. On September 24, 2024, the Cyberspace Administration of China (the “CAC”) released the Regulations for the Administration of Network Data Security, or the Network Data Security Regulations, which took effect on January 1, 2025. The Network Data Security Regulation requires that a network data processor who carries out network data processing activities that affect or may affect national security shall undergo a national security review in accordance with relevant regulations. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. Pursuant to the Cybersecurity Review Measures, which were promulgated by the CAC and twelve other governmental agencies and became effective on February 15, 2022, “critical information infrastructure operators” (“CIIOs”) that purchase Internet products and services and online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that online platform operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. Further, on July 7, 2022, the CAC issued the Measures for Security Assessment of Cross-border Data Transfer, or the Data Outbound Transfer Measures, which took effect on September 1, 2022. According to these Measures, in addition to the self-risk assessment requirement for provision of any data outside mainland China, a data processor shall apply with the competent cyberspace department for data security assessment and clearance of outbound data transfer in certain circumstances. On March 22, 2024, the CAC issued the Regulations on Promoting and Regulating Cross-Border Data Flows, or the Data Flow Regulations, which relaxes the control over the cross-border transfer of non-sensitive personal information, and exempts certain common international affairs scenarios from governmental reviews of cross-border transfer of personal information. In accordance with the Data Outbound Transfer Measures, the Data Flow Regulations, and the related guidelines issued by the CAC, a data processor shall apply for a data security assessment and clearance of outbound data transfers in either of the following circumstances: (a) outbound transfer of personal information or important data by a CIIO; or (b) outbound transfer of important data by a non-CIIO data processor or personal information by such a non-CIIO data processor who has made outbound transfers of more than one million users’ personal information or more than 10,000 users’ sensitive personal information cumulatively since January 1 of the current year. See “Risk Factors — Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China — Our PRC subsidiary, Bitmatrix, is subject to data security, personal information protection, and other data related PRC laws and regulations, and if Bitmatrix were found to be noncompliant with such laws and regulations, it could materially and adversely affect our financial condition and results of operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless” on pages 8 and 18 of this prospectus.

iii

As of the date of this prospectus, as advised by Jincheng Tongda & Neal Law Firm, our counsel as to PRC law, under current PRC laws and regulations, neither we nor our PRC subsidiary is required to submit an application for the approval of the CSRC in connection with our securities offerings, because neither we nor our PRC subsidiary meets the criteria set forth in the Overseas Listing Rules that would result in us or our PRC subsidiary being deemed as an indirect overseas offering by PRC domestic companies. Further, based on the opinion of our counsel as to PRC law, (i) we and our PRC subsidiary are not subject to the Confidentiality Provisions to operate our business or to offer the securities being registered to foreign investors, because our offering of securities will not be deemed as a direct or indirect offering of securities by PRC domestic companies under the relevant PRC laws, and (ii) we and our PRC subsidiary are not required to obtain any permissions or approvals under the Confidentiality Provisions or other relevant PRC laws and regulations, because none of the documents and materials possessed, provided or disclosed by the Company or Bitmatrix contains PRC state secrets or secrets of PRC government agencies.

In addition, based on our management’s assessment of facts, and as advised by our counsel as to PRC law, neither we nor our PRC subsidiary is required to go through a cybersecurity review with the CAC pursuant to the Cybersecurity Review Measures, because neither we nor our subsidiaries are deemed an CIIOs or an online platform operator that possesses over one million users’ personal information. Further, as advised by our PRC counsel, none of our Company, Hong Kong subsidiary and U.S. Subsidiaries is subject to the Network Data Security Regulations. While our PRC subsidiary, Bitmatrix, is subject to the Network Data Security Regulation in conducting network data process activities in mainland China, Bitmatrix is not required to undergo a national security review or to receive permissions or approvals to operate its business or to offer securities to investors under the Network Data Security Regulation because none of the network data processing activities carried out by Bitmatrix affects or may affect national security of the PRC. We and our PRC subsidiary have also not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. As confirmed by our management, neither we nor our subsidiaries in Hong Kong and the U.S. have conducted any data processing activities within the territory of mainland China, or that may endanger the national interest or the public interest of China or the rights and interest of any Chinese organization and citizens, and as advised by our PRC counsel, the Data Security Law is not applicable to us and our subsidiaries in Hong Kong and the U.S. Our mainland China subsidiary’s activity related to cross-border data transfer is limited to corporate records and certain non-sensitive personal information of our employees. From January 1, 2022 to the date of this prospectus, our mainland China subsidiary made outbound data transfers of significantly less than 10,000 users’ personal information cumulatively. As advised by our PRC counsel, we and our PRC subsidiary are not required to apply for a data security assessment for outbound transfer under the Data Outbound Transfer Measures and related regulations. However, the relevant PRC laws and regulations are relatively new and there are uncertainties in the interpretation and implementation of the PRC laws and regulations and the enforcement practice by PRC government authorities. PRC laws, rules or regulations can evolve quickly and may be revised from time to time. Interpretation and implementation of current and future PRC laws and regulations may change quickly with little advance notice. If we were to be required to obtain any permission or approval from or complete any filing or review procedures with the CSRC, the CAC, or other PRC governmental authorities under the PRC laws, we cannot assure you that we and our subsidiaries will be able to comply with them in all respects. If we or our subsidiaries do not receive or maintain required approvals or complete filing or review procedures, or inadvertently conclude that such filings or approvals are not required, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China” on pages 7 and 14 - 18 of this prospectus.

The Chinese government has recently strengthened its anti-monopoly regulation and enforcement. In 2011, the State Council promulgated the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Circular 6, and MOFCOM issued related implementation regulations, officially establishing a security review system for mergers and acquisitions of domestic enterprises by foreign investors. In July 2021, the Cyberspace Administration of China (“CAC”) opened cybersecurity probes into several U.S.-listed technology companies focusing on those companies’ practice to collect, store, process and transfer data. On June 24, 2022, the SCNPC adopted the amended Anti-Monopoly Law, which increases the fines for illegal concentration of business operators. On February 7, 2021, the Anti-Monopoly Committee of the State Council promulgated the Anti-monopoly Guidelines for the Platform Economy Sector, or the Anti-monopoly Guideline, aiming to improve anti-monopoly administration on online platforms and specifically prohibit certain acts of the platform economy operators that may have the effect of eliminating or limiting market competition. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our PRC subsidiary’s ability to conduct business because neither the Company nor its PRC subsidiary have engaged in monopolistic acts that are subject to these statements or regulatory actions.

As a holding company, Abits may rely on dividends or payments by its subsidiaries to fund its cash and financing requirements, including funds necessary to pay dividends or other distributions to our shareholders and investors, to pay any debts we may incur, and to pay operating expenses.

Our U.S. operating subsidiaries may provide dividend or other distributions to us through our Hong Kong subsidiary. According to Companies Ordinance (Cap.622 of the Laws of Hong Kong), our Hong Kong subsidiary is permitted to provide funding to us through dividend distributions out of profits available for distribution. If our subsidiaries incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Our PRC subsidiary’s only function is to provide administrative support to us and other subsidiaries, and it does not generate revenue and is not expected to make any cash or other distributions.

As of the date of this prospectus, none of our subsidiaries has issued any dividends or distributions to us, and we have not made any dividends or distributions to our shareholders. Our subsidiaries in the U.S. generate and retain cash generated from operating activities and reinvest it in our business.

We are permitted under BVI law to provide funding to our subsidiaries through loans or capital contributions without restrictions on the amount of the funds, subject to complying with applicable laws (including with respect to economic substance). Abit HK is also permitted under Hong Kong law to provide funding to its subsidiaries through loans or capital contributions, provided that the payments by Abit HK are in compliance with the applicable laws and regulations relating to Anti-Money Laundering and Counter Financing of Terrorism.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to our mainland China subsidiary, Bitmatrix, through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. If we provide loans to our subsidiary in mainland China, we will be required to make filings about details of the loans with the State Administration of Foreign Exchange of the PRC (“SAFE”) in accordance with relevant PRC laws and regulations. If our subsidiary in mainland China receives loans, it is only allowed to use the loans for the purposes set forth in these laws and regulations. There have been no loans or such filings with SAFE on loans, or capital contributions, to Bitmatrix since our inception. We do not expect to provide fundings to Bitmatrix in the foreseeable future, which has sufficient cash reserve for its own expenses.

iv

Abit USA, the subsidiary that conducted substantial business operations in the prior three fiscal years, finances not only its own operating expenses in the United States but also settles the corporate expenses of the holding company, Abits, and the limited corporate expenses of Abit HK, both of which have no material operations of their own. These advances are treated as inter-company loans which are non-interest bearing and have no fixed terms of repayment.

Abit USA’s inter-company loans for the six months ended June 30, 2025 and each of the three years ended December 31, 2024 were as follows:

	Six months ended June 30	Year ended December 31
	2025	2024	2023	2022
Amount due from Abits Group Inc	1,836,140	1,241,125	590,188	-550,933
Amount due from Abit HK	985,013	880,841	283,058	—

Please refer to the audited consolidated financial statements for the three fiscal years ended December 31, 2024 and related notes in the 2024 Annual Report and unaudited consolidated financial statements for the six months ended June 30, 2025 and related notes in the 2025 Interim Report incorporated by reference in this prospectus for more information. To the extent that we receive fundings from future capital raises, we expect to use cash proceeds from our securities offerings, including through this prospectus, to settle the above inter-company loan amounts due from us and Abit HK.

We have never declared or paid any cash dividends on our ordinary shares. We do not have any plan to pay any cash dividends on our shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering” on pages 8 and 19.

As of the date of this prospectus, we do not anticipate any difficulties on our ability to transfer cash between our subsidiaries, other than Bitmatrix which is a stand-alone operation and has enough working capital of its own for the foreseeable future. However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of the Company or our subsidiaries to transfer cash or assets. We have not adopted cash management policy that dictate the amount of such funds and how such funds are transferred.

Trading in our ordinary shares may be prohibited under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years and as a result, Nasdaq may determine to delist our securities. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, Audit Alliance LLP, is based in the Republic of Singapore and gives complete access to the PCAOB on a regular basis. Our auditor is not among the PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong that are subject to PCAOB’s determination. Notwithstanding the foregoing, in the future, if it is determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditor’s audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange or “over-the-counter” markets, may be prohibited under the HFCAA. See “Risk Factors — Trading in our ordinary shares may be prohibited under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years and as a result, Nasdaq may determine to delist our securities” for more information.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities

Neither the Securities and Exchange Commission, any United States state securities commission, the British Virgin Islands Financial Services Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2025

v

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

vi

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $100,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except as otherwise indicated by the context, references in this prospectus to:

●	“Abits,” “ABTS,” “we,” “our,” “our company,” the “company” and “us” are to Abits Group Inc, a British Virgin Islands business company limited by shares, and when describing the financial results of Abits Group Inc, also includes its consolidated subsidiaries, unless the context otherwise indicates;

●	“Abit HK” are to Abit HK Limited, a Hong Kong limited company and a wholly owned direct subsidiary of ABTS;

●	“Abit USA” are to Abit USA, Inc., a Delaware corporation and a wholly owned direct subsidiary of Abit HK;

●	“Abits Inc.” are to Abits Inc., a Delaware corporation and a wholly owned direct subsidiary of Abit HK;

●	“Bitmatrix” are to Beijing Bitmatrix Technology Co. Ltd, a corporation formed under Chinese law and a wholly owned direct subsidiary of Abit HK;

●	“BVI Companies Act” are to BVI Business Companies Act, 2004, as revised;

●	“China” and “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and excluding Taiwan for purposes of this prospectus;

●	“Former Moxian subsidiaries” are to our former subsidiaries engaged in O2O applications and digital advertising business, which we divested in July 2022; and

●	“Mainland China” or “mainland China” are to the mainland of the People’s Republic of China, excluding the special administrative regions of Hong Kong and Macau and Taiwan for the purposes of this prospectus;

●	“Moxian” are to Moxian, Inc., a corporation established under Nevada law and the predecessor company of the Company.

●	“PRC law” or “PRC laws and regulations” are to the laws and regulations of mainland China for the purposes of this prospectus only;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“US$,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations for sales, supply contracts, purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with suppliers and customers, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, material prices, demand for products by our customers, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and our other SEC reports.

ABOUT OUR COMPANY

Abits Group Inc, or Abits, is not a U.S. or PRC operating company, but a holding company incorporated in the British Virgin Islands. As a holding company, we own equity interests, directly or indirectly, in our subsidiaries in the United States, Hong Kong and mainland China. As a holding company with no material operations of its own, substantially all of our revenue generating operations are conducted by our U.S. subsidiaries, with certain limited administrative functions supported by our subsidiary in mainland China.

Investors in our securities are not purchasing an equity interest in our operating subsidiaries in the U.S. or China but instead are purchasing an equity interest in a British Virgin Islands company.

Overview

Through our U.S.-based subsidiaries, we operate a digital data center with bitcoin self-mining operations and are a niche player in the bitcoin mining industry. Led by a team of experienced professionals and cryptocurrency industry veterans, we believe in the long-term sustainability and superiority of bitcoin as a cryptocurrency and its inherent strengths which are being increasingly recognized and accepted.

We believe cryptocurrencies have many advantages over traditional, physical fiat currencies, including immediate settlement, fraud deterrent as they are unable to be duplicated or counterfeited, lower fees, mass accessibility, decentralized nature, transparency of transactions, identity theft prevention, physical loss prevention, no devaluation due to dilution, no counterparty risk, no intermediary facilitation, no arduous exchange rate implications and a strong confirmation transaction process.

Our bitcoin mining operations are currently conducted by our operating subsidiary, Abit USA, Inc., based in Duff, Tennessee. Our second U.S. subsidiary, Abits Inc., is planned to operate a hosting agreement in Memphis, Tennessee. We continue to seek opportunities to expand our operational capacities and to acquire additional mining sites.

Operations of bitcoin mining

In view of the widespread adoption of blockchain technology and bitcoin worldwide, we determined to enter the bitcoin mining industry, which is the production of bitcoin. Management believes that bitcoin mining is provides positive cash flow, is relatively asset-light and that its business plan is viable.

Our facility and mining platform will operate with the primary intent of accumulating bitcoins which we may sell for fiat currency from time to time depending on market conditions and management’s determination of our cash flow needs.

Performance Metrics of bitcoin mining

We operate mining hardware which performs computational operations in support of the blockchain measured in “hash rate” or “hashes per second.” A “hash” is the computation run by mining hardware in support of the blockchain. Therefore, a miner’s “hash rate” refers to the rate at which it is capable of solving such computations. The original equipment used for mining bitcoin utilized the Central Processing Unit (CPU) of a computer to mine various forms of bitcoin. Due to performance limitations, CPU mining was rapidly replaced by the Graphics Processing Unit (GPU), which offers significant performance advantages over CPUs. General purpose chipsets like CPUs and GPUs have since been replaced in the mining industry by Application Specific Integrated Circuits (ASIC) chips. These ASIC chips are specifically designed to maximize the rate of hashing operations.

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The Company measures our mining performance and competitive position based on overall hash rate being produced in our mining sites. The latest equipment in our fleet of miners, the Bitmain S19 XP performs with a maximum hash rate of 100 TH/s per unit and is on the cutting edge of available mining equipment. However, advances and improvements to the technology are ongoing and may be available in quantities in the market in the near future which may affect our perceived position.

Halving

Further affecting the industry, and particularly for the bitcoin blockchain, the cryptocurrency reward for solving a block is subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving”. For bitcoin, the reward was initially set at 50 bitcoin currency rewards per block and this was cut in half to 25 in November 28, 2012 at block 210,000 and again to 12.5 on July 9, 2016 at block 420,000 and on May 11, 2020 at block 630,000 when the reward was halved to 6.25. On April 19, 2024 it was halved again to 3.125. With each halving, the mining rewards to the miners are halved and the industry becomes a lot more competitive. This process of halving will reoccur until the total amount of bitcoins in circulation reaches 21 million, which is expected to occur around 2140.

Network Hash Rate and Difficulty

In cryptocurrency mining, “hash rate” is a measure of the processing speed by a mining computer for a specific coin. An individual miner, has a hash rate total of its miners seeking to mine a specific coin. The higher total hash rate of a specific miner, as a percentage of the system wide total hash rate, generally results over time in a corresponding higher success rate in coin rewards as compared to miners with lower hash rates.

Mining Pools

A “mining pool” is the pooling of resources by miners, who share their processing power over a network and split rewards according to the amount of work they contributed to the probability of placing a block on the blockchain. Mining pools emerged in response to the growing difficulty and available hashing power that competes to place a block on the bitcoin blockchain.

The Company participates in mining pools wherein groups of miners associate to pool resources and earn cryptocurrency together allocated to each miner according to the “hashing” capacity they contribute to the pool. As additional miners competed for the limited supply of blocks, individuals found that they were working for months without finding a block and receiving any reward for their mining efforts. To address this variance, miners started organizing into pools to share mining rewards more evenly on a pro rata basis based on total hashing capacity contributed to the mining pool.

The mining pool operator provides a service that coordinates the computing power of the independent mining enterprise. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. The pool uses software that coordinates the pool members’ hashing power, identifies new block rewards, records how much work all the participants are doing, and assigns block rewards for successful algorithm solutions in-proportion to the individual hash rate that each participant contributed to a given successful mining transaction. While we do not pay pool fees directly, pool fees are deducted from amounts we may otherwise earn. Fees (and payouts) fluctuate and historically have been approximately 2% on average.

Mining pools are subject to various risks such as disruption and down time. Riot has internally created software that monitors its hashing performance and reward rates to monitor credits for our contributed hashing power. In the event that a pool experiences down time or not yielding returns, our results may be impacted.

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We plan to continue to grow a scaled mining operation through the procurement of mining sites and equipment. We have recently implemented several strategic initiatives, including:

●	Infrastructure Enhancement

○	Expanding data operating center power capacity

○	Reducing curtailment capacity for revenue growth

○	Installing additional water wells with supporting pumps and filtration equipment

●	Operational Excellence

○	Implemented proprietary monitoring software for the mining operations site

○	Enhanced site disruption response capabilities through in-house developed solutions

○	Negotiated agreements for potential acquisition of new mining site

○	Concluded additional power supply agreements

At the end of the second quarter 2025, our mining fleet comprises 1,300 units of S19 Hydro XP (featuring hydro-cooling technology), 100 units of S19J Pro and 650 units of T21. We have operated at approximately 500 PH hash rate.

Corporate History and Structure

Abits (formerly, Moxian (BVI) Inc) was incorporated as a BVI business company on May 18, 2021 under the laws of the British Virgin Islands. Abits is a holding company and does not conduct any substantial business. On August 16, 2021, ABTS consummated a merger with its U.S. domiciled parent company, Moxian, Inc., or Moxian, pursuant to which Moxian merged with and into the Company. Following the merger, the Company acquired all the assets, liabilities, rights and obligations of Moxian and became the holding company of the former Moxian subsidiaries.

Moxian was incorporated in the State of Nevada on October 12, 2010 and was formerly known as SECURE NetCheckIn Inc. offering a cloud-based scheduling and notification product for the medical industry. In February 2014, Moxian acquired Moxian Group Limited, a British Virgin Islands business company, and its wholly owned direct and indirect subsidiaries based in Hong Kong, mainland China, Malaysia and U.S. Samoa.

Moxian’s common stock began to trade on the Nasdaq Capital Market on November 14, 2016. Moxian, through its subsidiaries in mainland China, had operated as an O2O enterprise, with two major lines of business: mobile applications linking small and medium enterprises to its network platform and digital advertising business. As an O2O enterprise, the Former Moxian Subsidiaries had operated an online platform for small and medium sized enterprises with physical stores to conduct business online, interact with existing customers and obtain new customers. After ceasing the O2O operations in September 2018, the Former Moxian Subsidiaries continued to conduct digital advertising business operating through a partnership with Xinhua New Media, which operates the official app of the New China News Agency, a state-backed media firm.

On May 8, 2019, Moxian incorporated Woodland Corporation Limited, or Woodland, under the laws of Hong Kong as a wholly-owned subsidiary. Woodland was subsequently renamed Abit HK Limited, or Abit HK. Abit HK is a holding company and does not conduct substantial business.

On December 20, 2019, Abit HK formed 369 Technologies (Beijing) Co. Ltd., a wholly owned mainland China subsidiary, which was subsequently renamed “Beijing Bitmatrix Technology Co. Ltd.” Bitmatrix provides in-house administrative support services to the Company and its U.S. subsidiaries.

In 2019, the Company began to venture into the bitcoin mining business to diversify its operations and increase its revenue base. The Company entered into a private placement with our CEO and Chairman of the Board of Directors, Mr. Conglin Deng, on December 6, 2021 and obtained funding for bitcoin mining asset acquisitions and working capital required for our digital data center operations and bitcoin mining business.

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In connection with our August 2021 merger with our predecessor parent company, our Board of Directors approved and ratified December 31 as the Company’s post-reorganization fiscal year.

Abit USA was incorporated on April 27, 2022 under the laws of the State of Delaware. Abit USA operates a digital data center and conducts bitcoin mining operations.

In July 2022, the Company divested its entire interests in the Former Moxian Subsidiaries, with the result that it no longer has any substantial business operations in mainland China or Hong Kong, other than certain administrative functions supported by a team comprised three staff members of Bitmatrix.

Aibit USA Inc. was incorporated on August 22, 2023 under the laws of the State of Delaware. It was subsequently renamed “Abits Inc.” on November 22, 2023. Abits Inc. engages in bitcoin mining business.

On October 25, 2023, the Company’s Board of Directors approved to change the name of the Company from “Moxian (BVI) Inc” to “Abits Group Inc”. On November 14, 2023, the British Virgin Islands Registrar of Corporate Affairs issued the certificate of change of name to the Company. In connection with the corporate name change, the Board of Directors approved to change the ticker symbol for the Company’s ordinary shares traded on the Nasdaq Capital Market from “MOXC” to “ABTS”. The ticker symbol change effected on Nasdaq on November 17, 2023.

As of the date of this prospectus, our wholly-owned subsidiaries are as follows:

Subsidiary	Jurisdiction of incorporation
Abit Hong Kong Limited	Hong Kong
Abit USA, Inc.	Delaware
Abits Inc.	Delaware
Beijing Bitmatrix Technology Co. Ltd.	China

Recent Events

Amended and Restated Memorandum and Articles of Association

On February 13, 2025, our Board of Directors approved to change the maximum number of shares the Company is authorized to issue from 200,000,000 shares comprising of: (i) 150,000,000 ordinary shares of par value US$0.001 each, and (ii) 50,000,000 preferred shares of par value $0.00101 each, to an unlimited number of shares, comprising of ordinary shares of no par value and preferred shares of no par value each. The Board also approved to amend and restate the Company’s memorandum and articles of association, as amended, to reflect the authorized share changes (the “Amended and Restated Memorandum and Articles”). On February 17, 2025, the Amended and Restated Memorandum and Articles became effective upon its filing with the Registrar of Corporate Affairs of the British Virgin Islands.

Nasdaq Listing and Share Consolidation

On April 12, 2024, the Company received a notice from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the bid price of our ordinary shares for the prior 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2) (the “Listing Rule” or “Minimum Bid Price Requirement”). We had a period of 180 calendar days, or until October 9, 2024, to regain compliance with the Listing Rule.

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On October 10, 2024, we received notification that Nasdaq has granted an additional 180 calendar day period, or until April 7, 2025, to regain compliance with the Minimum Bid Price Requirement. The notification indicated that we did not regain compliance during the initial 180-day grace period provided under the Listing Rule. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we are eligible for the additional grace period because we met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement and our written notice to Nasdaq of our intentions to cure the deficiency by effecting a reverse stock split, if necessary.

On December 10, 2024, at the Company’s annual meeting of shareholders, shareholder approved a share consolidation of the Company’s authorized and issued shares at a ratio ranging from any whole number between one-for-six and one-for-fifteen, with the exact ratio within such range to be determined by the Board in its discretion, and an amendment and restatement to the Company’s memorandum and articles of association giving effect to the share consolidation.

On February 13, 2025, the Board of Directors approved a share consolidation of the Company’s authorized and issued ordinary shares and preferred shares at the ratio of one-for-fifteen (the “Reverse Split”). The Reverse Split of the ordinary shares was effected on the Nasdaq Capital Market at the open of business on March 10, 2025. Following the completion of the Reverse Split, the Company currently has 2,369,995 ordinary shares and 333,333 preferred shares outstanding.

On March 24, 2025, Nasdaq notified the Company that it has determined that for 10 consecutive business days, from March 10, 2025 through March 21, 2025, the closing bid price of the Company’s ordinary shares has been at $1.00 per share or greater. As a result, the Company has regained compliance with Nasdaq’s Minimum Bid Price Requirement.

Summary of Risk Factors

Investing in our ordinary shares involves a high degree of risk. This summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 13 of this prospectus.

Risks Related to Our Business and Operations

●	Our results of operations are expected to vary with bitcoin price volatility.

●	Our mining operating costs could outpace our mining revenues, which could seriously harm our business or increase our losses.

●	We have an evolving business model which is subject to various uncertainties.

●	Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

●	The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

●	The decentralized nature of bitcoin systems may lead to slow or inadequate responses to crises, which may negatively affect our business.

●	Our bitcoins may be subject to loss, theft or restriction on access.

●	Incorrect or fraudulent bitcoin transactions may be irreversible.

●	Our future success will depend in large part upon the value of bitcoin; the value of bitcoin may be subject to pricing risk and has historically been subject to wide swings.

●	Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

●	Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	We have a history of operating losses, and we may not be able to achieve or sustain profitability; we have recently shifted our bitcoin mining business, and we may not be successful in this business.

●	From time to time, we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China

●	Trading in our ordinary shares may be prohibited under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years and as a result, Nasdaq may determine to delist our ordinary shares. See “Risk Factors - Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China - Trading in our ordinary shares may be prohibited under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years and as a result, Nasdaq may determine to delist our ordinary shares” on page 13 of this prospectus.

●	If the Chinese government determines that our corporate structure does not comply with the Chinese laws and regulations, or if such laws and regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors - Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China - If the Chinese government determines that our corporate structure does not comply with the Chinese laws and regulations, or if such laws and regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless” on page 14 of this prospectus.

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●	PRC laws and regulations can change quickly with little advance notice, and uncertainties in the interpretation and enforcement of PRC laws and regulations could adversely affect us including causing our ordinary shares to significantly decline in value. See “Risk Factors - Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China - PRC laws and regulations can change quickly with little advance notice, and uncertainties in the interpretation and enforcement of PRC laws and regulations could adversely affect us including causing our ordinary shares to significantly decline in value” on page 15 of this prospectus.

●	The PRC government may intervene in or influence the operations of our PRC subsidiary at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our and our PRC subsidiary’s operations and /or the value of the securities we are registering for sale. See “Risk Factors - Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China - The PRC government may intervene in or influence the operations of our PRC subsidiary at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our and our PRC subsidiary’s operations and/or the value of the securities we are registering for sale” on page 15 of this prospectus.

●	The Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, and any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors - Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China - The Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, and any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 15 of this prospectus.

●	If we were to be required to obtain any permission or approval from or complete any filing procedures with the CSRC, the CAC, or other PRC governmental authorities under the PRC laws, we could be subject to fines or other regulatory sanctions. See “Risk Factors - Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China - If we were to be required to obtain any permission or approval from or complete any filing procedures with the CSRC, the CAC, or other PRC governmental authorities under the PRC laws, we could be subject to fines or other regulatory sanctions” on page 17 of this prospectus.

●	Our PRC subsidiary, Bitmatrix, is subject to data security, personal information protection, and other data related PRC laws and regulations, and if Bitmatrix were found to be noncompliant with such laws and regulations, it could materially and adversely affect our financial condition and results of operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless. See “Risk Factors - Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China - Our PRC subsidiary, Bitmatrix, is subject to data security, personal information protection, and other data related PRC laws and regulations, and if Bitmatrix were found to be noncompliant with such laws and regulations, it could materially and adversely affect our financial condition and results of operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless” on page 18 of this prospectus.

●	We may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and liquidity requirements, and any limitation on the ability of our U.S. operating subsidiaries to pay dividends to us through our Hong Kong subsidiary could have a material adverse effect on liquidity needs and our ability to distribute to our shareholders. See “Risk Factors - Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China - We may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and liquidity requirements, and any limitation on the ability of our U.S. operating subsidiaries to pay dividends to us through our Hong Kong subsidiary could have a material adverse effect on liquidity needs and our ability to distribute to our shareholders” on page 19 of this prospectus.

●	We could be negatively affected as a result of being previously associated with Moxian subsidiaries divested in 2022 which had conducted business operations in mainland China. See “Risk Factors - Risks Related to Our Corporate Structure and Being Based in Or Having Some Portion of Our Operations in China - We could be negatively affected as a result of being previously associated with Moxian subsidiaries divested in 2022 which had conducted business operations in mainland China” on page 19 of this prospectus.

Risks Related to Our Ordinary Shares and This Offering

●	Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

●	The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment.

●	Our ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you wish to liquidate your shares.

●	Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our ordinary shares to decline.

●	We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

●	If we fail to satisfy all applicable continued listing requirements of the Nasdaq Capital Market, our ordinary shares may be delisted from Nasdaq, which could have an adverse impact on the liquidity and market price of our ordinary shares.

●	You may face difficulties in protecting your interests as a shareholder, as the laws of British Virgin Islands provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Permission Required from the PRC Authorities

We conduct substantially all of our business operations in the United States through our U.S. subsidiaries. Our PRC subsidiary, Bitmatrix, provides limited in-house administrative support to us and other subsidiaries and does not conduct any revenue generating business. As of the date of this prospectus, Bitmatrix is required to obtain, and has obtained, a business license. As advised by Jincheng Tongda & Neal Law Firm, our counsel as to PRC law, Bitmatrix is not required to obtain any other permission or approval from the PRC authorities, and we are not aware any permission or approval has been denied.

While Bitmatrix does not conduct substantial business operations and its function is limited solely to intra-subsidiary administrative support, certain PRC laws and regulations may still apply to it as a PRC company.

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No CSRC Filing or Approval Required

On February 17, 2023, China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and the relevant five guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information. The Trial Measures provides that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. As advised by Jincheng Tongda & Neal, our counsel as to PRC law, under current PRC laws, regulations and rules, neither we nor our PRC subsidiary is required to submit an application for the approval of the CSRC in connection with our securities offerings pursuant to the Trial Measures, because (i) we are a company incorporated in the British Virgin Islands, and for the fiscal year ended December 31, 2024, no operating revenue was generated from mainland China, and 19.08% of our total loss, 3.47% of our total assets, and 3.70% of our net assets were attributable to our subsidiary in mainland China; (ii) the main parts of our business activities, bitcoin mining and data center operations, are not conducted in mainland China but in the U.S., and the main places of our business are located outside mainland China; and (iii) less than a majority of our senior management members managing our data center and bitcoin mining operations are PRC citizens or have their usual places of residence located inside mainland China. Our CEO, Mr. Deng, maintains his residences in both the U.S. and China and spends a significant amount of time each year in the U.S. overseeing and managing the overall operations of our business. Our CFO, Mr. Tan, is not a PRC citizen, nor does he maintain his usual place of residence in mainland China. The senior management member in charge of our bitcoin mining operations, Mr. Phillip Hicks, is a U.S. citizen residing in the U.S. The above analysis and conclusion have not been confirmed with the CSRC.

On February 24, 2023, the CSRC, together with Ministry of Finance, National Administration of State Secrets Protection, and National Archives Administration of China, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality Provisions”). Under the Confidentiality Provisions, domestic companies established in mainland China seeking overseas offering and listing, by both direct and indirect means, are required to institute a sound confidentiality and archives system. If such domestic companies established in mainland China intend to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or secrets of government agencies, they shall obtain approval from competent authorities and complete the relevant filing procedure with the competent secrecy administrative department prior to their disclosure or provision of such documents and materials. Based on the opinion of our counsel as to PRC law, (i) we and our PRC subsidiary are not subject to the Confidentiality Provisions, because our offering of securities will not be deemed as a direct or indirect offering of securities by PRC domestic companies under the relevant PRC laws, and (ii) we and our PRC subsidiary are not required to obtain any permissions or approvals under the Confidentiality Provisions or other relevant PRC laws and regulations, because none of the documents and materials possessed, provided or disclosed by the Company or Bitmatrix contains any PRC state secrets or secrets of PRC government agencies.

No CAC or Other Regulatory Approvals Required

On December 28, 2021, the Cyberspace Administration of China (“CAC”), jointly with other government authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operator carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review. Any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. As advised by Jincheng Tongda & Neal, our counsel as to PRC law, under current PRC laws, regulations and rules, the Company is not required to apply for cybersecurity review with the CAC, if the Company (i) have not received any notification from relevant government departments identifying you as critical information infrastructure operators; (ii) have not carried out data processing activities that affect or may affect national security; (iii) have not received any notification from relevant government departments such as national or local cybersecurity authorities requesting the application of cybersecurity review; and (iv) have not possessed personal information of more than one million users. Because none of the above referenced events has ever occurred to the Company or its PRC subsidiary, the Company or Bitmatrix is not required to apply for cybersecurity review with the CAC, nor is required to apply to the competent cyberspace department for data security assessment and clearance of outbound data transfer.

On July 7, 2022, the CAC issued the Measures for Security Assessment of Cross-border Data Transfer, or the Data Outbound Transfer Measures, which took effect on September 1, 2022. According to the Data Outbound Transfer Measures, in addition to the self-risk assessment requirement for provision of any data outside mainland China, a data processor shall apply to the competent cyberspace department for data security assessment and clearance of outbound data transfer in any of the following events: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than 100,000 users’ personal information or more than 10,000 users’ sensitive personal information cumulatively since January 1 of the previous year; (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC.

On March 22, 2024, the CAC issued the Regulations on Promoting and Regulating Cross-Border Data Flows, effective on the same day (the “Data Flow Regulations”), which relaxes the control over the cross-border transfer of non-sensitive personal information, and exempts certain common international affairs scenarios from reviews of cross-border transfer of personal information. In accordance with the Data Outbound Transfer Measures, the Data Flow Regulations, and the related guidelines issued by the CAC, a data processor shall apply for a data security assessment and clearance of outbound data transfers in either of the following circumstances: (a) outbound transfer of personal information or important data by a CIIO; or (b) outbound transfer of important data by a non-CIIO data processor, or personal information by such a non-CIIO data processor who has made outbound transfers of more than one million users’ personal information (not including sensitive personal information), or more than 10,000 users’ sensitive personal information cumulatively since January 1 of the current year. Our mainland China subsidiary’s activity related to cross-border data transfer is limited to corporate records, including financial data and certain non-sensitive personal information of our employees (such as name, age, and resumes of such employees). From January 1, 2022 to the date of this prospectus, our mainland China subsidiary made outbound data transfers of significantly less than 10,000 users’ personal information cumulatively and did not transfer any sensitive personal information outbound. Based on the above facts, as advised by our PRC counsel, Jincheng Tongda & Neal, we and our PRC subsidiary are not required to apply from the relevant cyberspace department for data security assessment and clearance of outbound data transfers.

On September 24, 2024, the CAC released the Regulations for the Administration of Network Data Security, or the Network Data Security Regulations, which took effect on January 1, 2025. The Network Data Security Regulation requires that a network data processor who carries out network data processing activities that affect or may affect national security shall undergo a national security review in accordance with relevant regulations. Based on the assessment of the management, none of our Company, our Hong Kong subsidiary and U.S. Subsidiaries conduct any data processing activities within the PRC, or those outside the PRC that may damage the national security, public interests, or legitimate interests of PRC persons. Based on the opinion of our PRC counsel, Jincheng Tongda & Neal, the Company, the Hong Kong subsidiary and the U.S. Subsidiaries are not subject to the Network Data Security Regulations. Our PRC subsidiary, Bitmatrix, conducts network data processing activities, including the processing of personal information, for its operation in the PRC and is subject to the Network Data Security Regulations. Such data processing activities do not affect national security, and Bitmatrix does not process large amount of personal data or any important data. It is not a network platform service provider. None of the Company and our subsidiaries (including Bitmatrix) have been informed by any PRC governmental authority of any requirement for a national security review or any reporting and/or security assessment under the Network Data Security Regulations. Based on the opinion of our PRC counsel, Jincheng Tongda & Neal, we and our PRC subsidiary are not required to undergo the national security review under the Network Data Security Regulation, because none of the network data processing activities carried out by us or Bitmatrix affects or may affect national security of the PRC.

Based on PRC laws and regulations effective as of the date of this prospectus, we believe that we have not entered into a transaction or offering that would require us or Bitmatrix to obtain any permission from the CSRC, the CAC, or any other PRC authority. Given the uncertainties of interpretation and implementation of the PRC laws and regulations and the enforcement practice by PRC government authorities, we cannot assure you that relevant policies in this regard will not change in the future, which may require us or our subsidiaries to obtain additional licenses, permits, filings or approvals. If we or our subsidiaries do not receive or maintain required permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change which require us to obtain such permissions or approvals in the future, we cannot assure you that we will be able to obtain such permissions or approval, and we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

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The Holding Foreign Companies Accountable Act

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”), as amended by the Consolidated Appropriations Act, 2023, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years, and that as a result an exchange may determine to delist our securities.

As part of a continued regulatory focus in the U.S. on access to audit and other information protected by national law, in June 2019, a bipartisan group of lawmakers introduced bills in the U.S. Congress that would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. On May 20, 2020, the U.S. Senate passed the HFCAA. The HFCAA was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the HFCAA was signed into law by the U.S. President. The HFCAA requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years beginning in 2021. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of the disclosure and documentation requirements of the HFCAA.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and on December 29, 2022, the Consolidated Appropriations Act was signed into law by the U.S. President, which contained a provision identical to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before an issuer’s securities may be prohibited from trading or delisted. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

Pursuant to the HFCAA, on December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identified the registered public accounting firms in mainland China and Hong Kong that were subject to such determinations. On June 14, 2022, we were conclusively identified by the SEC as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021, which contained the audit report issued by Centurion ZD CPA & Co. (“Centurion”), a registered public accounting firm headquartered in Hong Kong that the PCAOB had determined it was previously unable to inspect or investigate completely because of a position taken by an authority in such jurisdiction. Effective June 30, 2022, we appointed Audit Alliance LLP (“Audit Alliance”) as our independent registered public accounting firm for the fiscal year ended December 31, 2022 and accepted the resignation of Centurion, effective on the same date. Audit Alliance was not among the registered public accounting firms listed on the determination list issued by the PCAOB.

On August 26, 2022, the PCAOB signed a Statement of Protocol (SOP) Agreement with the CSRC and the Ministry of Finance, or the MOF, of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong to establish a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous 2021 adverse determinations. However, should the PCAOB fails to have complete access in the future, the PCAOB will consider the need to issue a new determination.

Our current auditor, Audit Alliance LLP, is based in the Republic of Singapore and gives complete access to the PCAOB on a regular basis. Our auditor is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination. Notwithstanding the foregoing, in the future, if the PCAOB determines that it is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by any regulators that does not permit our auditor to provide audit documentations to the PCAOB for inspection or investigation, our investors would be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in mainland China or Hong Kong that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in restriction to our access to the U.S. capital markets, and trading of our securities, including trading on the national exchange or “over-the-counter” markets, may be prohibited under the HFCAA.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently as a domestic public company;

●	we are exempt from certain U.S. federal securities law provisions applicable to U.S. domestic issuers and are also permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, and such exemptions may afford less protection to shareholders;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from certain provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

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Cash Flows through Our Organization

Abits is a holding company with no material operations of its own. It conducts substantially all of its operations through its principal subsidiary based in the U.S., Abit USA.

Our PRC subsidiary, Bitmatrix, is a stand-alone operation that has its own banking account in China, with cash reserves of approximately RMB0.45 million (approximately $62,000) as of June 30, 2025, sufficient for its own use until December 2025. A decision is expected to be made regarding the closure of Bitmatrix before the end of the 2025 fiscal year. Bitmatrix does not rely on any funding from Abits, the public holding company, or from any of other subsidiary companies. Bitmatrix’s expenses are solely in Renminbi.

Abit USA, the subsidiary conducting our principal business operations in the prior three fiscal years, finances not only its own operating expenses in the U.S., but also settles the corporate expenses of the holding company, Abits, and the limited corporate expenses of Abit HK, both of which have no material operations of their own. These advances were treated as inter-company loans which are non-interest bearing and have no fixed terms of repayment. Abit USA derives its funds from the sale of bitcoins generated from its bitcoin mining operations.

Abit USA’s inter-company loans for the six months ended June 30, 2025 and each of the three years ended December 31, 2024 were as follows:

	Six months ended June 30	Year ended December 31
	2025	2024	2023	2022
Amount due from Abits Group Inc	1,836,140	1,241,125	590,188	-550,933
Amount due from Abit HK	985,013	880,841	283,058	-

Please refer to the Company’s audited consolidated financial statements for the three years ended December 31, 2024, and unaudited consolidated financial statements for the interim period ended June 30, 2025 for more information. We plan to use cash proceeds from future capital raises, including any offerings through this prospectus, to settle the amounts due Abit USA from us and Abit HK.

In general, as a holding company, Abits may rely on dividends or payments from its subsidiaries to fund its cash and financing requirements, including funds necessary to pay dividends or other distributions to our shareholders and investors, to pay any debts we may incur, and to pay operating expenses.

Our U.S. subsidiaries may provide dividend or other distributions to us through our Hong Kong subsidiary. According to Companies Ordinance (Cap.622 of the Laws of Hong Kong), our Hong Kong subsidiary is permitted under Hong Kong law to provide funding to us through dividend distributions out of profits available for distribution. If our subsidiaries incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Our PRC subsidiary’s only function is to provide administrative support to us and other subsidiaries, and it does not generate revenue and is not expected to make any cash or other distributions.

As of the date of this prospectus, none of our subsidiaries has issued any dividends or distributions to us, and we have not made any dividends or distributions to our shareholders. Our subsidiaries in the U.S. generate and retain cash generated from operating activities and reinvest it in our business.

We are permitted under BVI law to provide funding to our subsidiaries through loans or capital contributions without restrictions on the amount of the funds, subject to complying with applicable laws (including with respect to economic substance). Abit HK is also permitted under Hong Kong law to provide funding to its subsidiaries through loans or capital contributions, provided that the payments by Abit HK are in compliance with the applicable laws and regulations relating to Anti-Money Laundering and Counter Financing of Terrorism (the “HK AMLO”). The HK AMLO, among other things, imposes requirements relating to customer due diligence and record-keeping on financial institutions and provides relevant authorities with the powers to supervise compliance with applicable requirements.

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As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to our mainland China subsidiary through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. If we provide loans to our mainland China subsidiary, we will be required to make filings about details of the loans with the State Administration of Foreign Exchange of the PRC (“SAFE”) in accordance with relevant PRC laws and regulations. If our subsidiary in China receives loans, it is only allowed to use the loans for the purposes set forth in these laws and regulations. There have been no loans or such filings with SAFE on loans, or capital contributions, to our mainland China subsidiary since our inception.

We have never declared or paid any cash dividends on our ordinary shares. We do not have any plan to pay any cash dividends on our shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant.

As of the date of this prospectus, we do not anticipate any difficulties with the ability to transfer cash between us and our subsidiaries or between our subsidiaries. However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of ours or our subsidiaries to transfer cash or assets. We have not adopted cash management policy that dictates the amount of such funds and how such funds are transferred.

Selected Consolidated Financial Information

In the table below, we provide you with selected consolidated statements of operations data for the six months ended June 30, 2025 and for the fiscal years ended December 31, 2024, 2023 and 2022 and the selected consolidated balance sheets data as of June 30, 2025 and December 31, 2024 and 2023. Our historical results do not necessarily indicate results expected for any future periods. The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, our audited consolidated financial statements and related notes.

Consolidated Statements of Operations Information

(All amounts in U.S. dollars)

	Six Months ended June 30	Year ended December 31
	2025	2024	2023	2022

Revenue	3,995,558	6,711,225	1,681,533	161,428

Profit /(Loss) from operations	2,138,692	3,375,406	1,226,065	(19,260,227)

Loss before taxation	(340,002)	(798,293)	(12,585,250)	(21,520,114)

Consolidated Balance Sheets Information

	June 30	December 31	December 31
	2025	2024	2023

Cash and cash equivalents	145,143	1,118,929	884,199
Digital assets	1,964,090	257,753	1,194,157
Property, equipment and vehicles	10,844,606	9,435,908	9,465,567
Other assets	435,908	558,707	774,345
Total assets	13,496,630	11,371,297	12,318,268
Total liabilities	3,470,206	(990,347)	(1,005,608)
Shareholders’ equity	10,026,424	10,380,950	11,312,660

Corporate Information

Our principal executive office is located at Level 24 Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong, China. The telephone number of our principal executive offices is +852 3959-8605. Our registered agent and registered office in the British Virgin Islands is Campbells Corporate Services (BVI) Limited, Floor 4, Banco Popular Building, Road Town, Tortola VG1110, British Virgin Islands. Our agent and representative in the United States is Abit USA Inc., 4458 White Oak Rd, Duff, TN 37729. We maintain a corporate website at http://www.abitsgroup.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, or included in any Annual Report on Form 20-F filed with the SEC after the date of this prospectus or Reports on Form 6-K furnished to the SEC after the date of this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors that you should carefully consider.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. The value of our securities could decline and you may lose some or all of your investment if one or more of these risks and uncertainties develop into actual events. Keep these risk factors in mind when you read forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus.

Risks Related to Our Corporate Structure and Being Based in or Having Some Portion of Operations in China

Trading in our ordinary shares may be prohibited under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years and as a result, Nasdaq may determine to delist our ordinary shares.

Independent registered public accounting firms issue audit opinions on the financial statements included in the annual reports filed by U.S. public companies with the SEC. Auditors of companies that are traded publicly in the United States are required by the laws of the United States to undergo regular inspections by the PCAOB.

In recent years, U.S. regulatory authorities have expressed their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. As part of a continued regulatory focus in the U.S. on access to audit and other information protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in the U.S. Congress that would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. On May 20, 2020, the U.S. Senate passed the HFCAA. The HFCAA was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the HFCAA was signed into law by the U.S. President. The HFCAA requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA.

On June 22, 2021, the U.S. Senate passed the AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by the U.S. President, which contained a provision identical to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before an issuer’s securities may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

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Pursuant to the HFCAA, on December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identified the registered public accounting firms in mainland China and Hong Kong that were subject to such determinations. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC, on an annual basis, identifies issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

On June 14, 2022, the SEC conclusively identified us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021, because the report contained the audit report issued by Centurion, a registered public accounting firm headquartered in Hong Kong that the PCAOB had determined it was unable to inspect or investigate completely because of a position taken by an authority in such jurisdiction. Effective June 30, 2022, we appointed Audit Alliance as our independent registered public accounting firm for the fiscal year ended December 31, 2022 and accepted the resignation of Centurion, effective on the same date. Audit Alliance is not among the auditor firms listed on the 2021 determination report that the PCAOB was not able to inspect.

On August 26, 2022, the PCAOB signed a Statement of Protocol (SOP) Agreement with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong establishing a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous 2021 adverse determinations. However, should the PCAOB fails to have complete access in the future, the PCAOB will consider the need to issue a new determination.

Our current auditor, Audit Alliance, is based in the Republic of Singapore and gives complete access to the PCAOB on a regular basis. Our auditor is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination. Notwithstanding the foregoing, in the future, if the PCAOB determines that it is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by any regulators that does not permit our auditor to provide audit documentations to the PCAOB for inspection or investigation, our investors would be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in mainland China or Hong Kong that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in restriction to our access to the U.S. capital markets, and trading of our securities, including trading on the national exchange or “over-the-counter” markets, may be prohibited under the HFCAA.

If the Chinese government determines that our corporate structure does not comply with the Chinese laws and regulations, or if such laws and regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are not an operating company but a holding company incorporated in the BVI. We conduct operations through our subsidiaries in the U.S., with limited intracompany support operations being conducted by our mainland subsidiary. We own equity interests in our operating subsidiaries indirectly through our Hong Kong subsidiary. This corporate structure involves certain unique risks to investors. Investors in our securities are not acquiring equity interests in any operating companies but instead are acquiring interests in a BVI holding company. Investor may never hold equity interests in the Chinese operating companies. Our U.S. operating subsidiaries may provide dividend or other distributions to us through our Hong Kong subsidiary. As a holding company, we may rely on dividends or payments by our subsidiaries to fund our cash and financing requirements. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them. PRC regulatory authorities could limit or hinder our ability to receive dividends or distributions from, or transfer funds to, the operating companies. Our corporate structure contains no variable interest entities and our mainland PRC subsidiary is not in an industry that is subject to foreign ownership limitations in mainland China. However, there are uncertainties with respect to the Chinese legal system and there may be changes in laws, regulations and policies, including how those laws, regulations and policies will be interpreted or implemented. If in the future the Chinese government determines that our corporate structure does not comply with Chinese laws and regulations, or if Chinese laws and regulations change or are interpreted differently, our financial position could be materially and adversely affected. Further, Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

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PRC laws and regulations can change quickly with little advance notice, and uncertainties in the interpretation and enforcement of PRC laws and regulations could adversely affect us including causing our ordinary shares to significantly decline in value.

Our PRC subsidiary’s operations are governed by PRC laws and regulations. Our mainland China subsidiary is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because certain laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which may not be publicly available on a timely basis or at all) that may have a retroactive effect. Historically, the principal regulation governing foreign ownership of businesses in the PRC was the Guidance Catalogue for Industrial Structure Adjustments (the “Catalogue”). The Catalogue classified various industries into three categories: encouraged, restricted and prohibited. The Catalogue has been replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (2018), effective July 28, 2018, and amended and restated by the 2024 version, effective November 1, 2024 (the “Negative List”). The Negative List specifies the prohibited and non-prohibited (similar to the restricted in the Guidance Catalogue) industries for foreign investment. For the industries not covered by the Negative List, the foreign investment and the domestic investment have equal access. Foreign investors may not invest in the prohibited industries specified by the Negative List. For the non-prohibited industries on the Negative List, a foreign investor may not make investment unless certain requirements on the equity ownership and the executive officers of the foreign invested enterprises, as set forth in the Negative List, are met. If PRC has certain equity requirements in certain investment fields, no foreign-invested partnership may be established. According to the Negative List, Bitmatrix’s administrative support services are not prohibited and we can hold equity in Bitmatrix. However, there can be no assurance that the Negative List will not change in the future and our ownership of Bitmatrix may be limited or prohibited. We and our PRC subsidiary may face uncertainty in the interpretation and application of PRC laws and regulations. PRC laws, rules or regulations can evolve quickly and may be revised from time to time. Interpretation and implementation of current and future PRC laws and regulations may change quickly with little advance notice. If PRC laws, rules and regulations are applied in a manner that negatively affect us and our PRC subsidiaries, we cannot assure you that we and our subsidiaries will be able to comply with them in all respects, and we and our PRC subsidiaries may be subject to fines and other government sanctions, which may adversely affect our financial condition and results of operations.

The PRC government may intervene in or influence the operations of our PRC subsidiary at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our and our PRC subsidiary’s operations and and/or the value of the securities we are registering for sale.

The Chinese government has significant oversight and discretion over the conduct of our PRC subsidiary and may intervene or influence its operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has published policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will not in the future release regulations or policies governing the administrative support and services industry that could require our mainland China subsidiary to seek special licenses from Chinese authorities to continue to operate, which could indirectly affect our U.S. subsidiaries’ operations and financial condition. Furthermore, the Chinese government has increased the government’s oversight and control over offerings of companies with significant operations in mainland China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers. While our Hong Kong holding subsidiary does not conduct substantial business, our PRC subsidiary, Bitmatrix, provides limited in-house administrative support operations in China. If Bitmatrix cannot maintain its business license as a result of governmental actions, or is required to seek permission from Chinese authorities to continue to operate, it could result in a material change in its operations, affect the intra company support received by our U.S. subsidiaries, and adversely impact the value of our ordinary shares.

The Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, and any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

In the recent years, the Chinese government has exerted more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 17, 2023, the CSRC promulgated the Trial Measures and the relevant guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either directly or indirectly, are required to complete a filing procedure with the CSRC and report relevant information. Since this regulation is relatively new, uncertainties still exist in relation to what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the operations of our mainland China subsidiary.

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Further, Chinese government continues to exert more oversight and control over Chinese companies in certain industries. On July 2, 2021, Chinese cybersecurity regulator announced, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s application be removed from smartphone application stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and BOSS Zhipin of Kanzhun Limited (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

Recently, the PRC government also promulgated new laws and regulations relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and became effective on June 1, 2017, and the Cybersecurity Review Measures (2020 Version), which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services, which products and services affect or may affect national security. On December 28, 2021, the Cybersecurity Review Measures (2021 Version) was promulgated and became effective on February 15, 2022 and the Cybersecurity Review Measures (2020 Version) was repealed at the same time. The Cybersecurity Review Measures (2021 Version) iterates that the procurement of any network product or service by CIIOs or the conducting of data processing activities by online platform operators, that affects or may affect national security, shall be subject to a cybersecurity review and any online platform operators controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides that a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. On November 14, 2021, the CAC published the Network Data Security Administrative Regulations Draft, which provided that data processing operators engaging in data processing activities that affect or may affect national security or processing personal information of more than one million users must be subject to a cybersecurity review. The official version of the regulation, or the Regulation for the Administration of Network Data Security (the “Network Data Security Regulation”), which was promulgated on September 24, 2024 and came into effect on January 1, 2025, does not contain a requirement for an application of cybersecurity review for data processing operators who possess personal data of at least one million users. Instead, it requires that a network data processor who carries out network data processing activities that affect or may affect national security shall undergo a national security review in accordance with relevant national regulations.

According to the Cybersecurity Review Measures (2021 Version) and the Network Data Security Regulation, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The state establishes a data classification protection system. According to the impact and importance of data on national security, public interests or the legitimate rights and interests of individuals and organizations, data are divided into general data, important data and core data, and different protection measures are taken for different levels of data. The state focuses on the protection of personal information and important data, and strictly protects core data. Based on the opinion of our counsel as to PRC law, Jincheng Tongda & Neal, while our PRC subsidiary, Bitmatrix, is subject to the Network Data Security Regulations, we or our PRC subsidiary are not required to undergo a national security review in order to operate the business or to offer securities to investors under the Cybersecurity Review Measures or the Network Data Security Regulation, because we or our PRC subsidiary have not carried out any data processing activities that affects or may affect national security of the PRC, and we or our PRC subsidiary do not control personal information of more than one million users. However, the PRC regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties in how the relevant legal requirements apply to us and our PRC subsidiary.

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If we were to be required to obtain any permission or approval from or complete any filing procedures with the CSRC, the CAC, or other PRC governmental authorities under the PRC laws, we could be subject to fines or other regulatory sanctions.

We conduct substantially all of our bitcoin mining operations in the United States through our U.S. subsidiaries. Our PRC subsidiary, Bitmatrix’s activity is limited to in-house administrative support to the holding company and other subsidiaries and it does not conduct any revenue generating business. Other than a registration license for Bitmatrix as an entity existing and present in China, we are not aware we, Bitmatrix or any other subsidies are required to obtain any permission or approval from or complete any filing procedures with the PRC authorities under PRC law.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and the relevant five guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either directly or indirectly, are required to complete a filing procedure with the CSRC and report relevant information. The Trial Measures provides that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. As advised by our PRC legal counsel, under current PRC laws, regulations and rules, neither we nor our PRC subsidiary is required to submit applications for the approval of the CSRC in connection with our securities offerings because (i) we are a company incorporated in the British Virgin Islands, and for the fiscal year ended December 31, 2024, no operating revenue was generated from mainland China, and 19.08% of our total loss, 3.47% of our total assets and 3.70% of our net assets were attributable to our subsidiary in mainland China; (ii) the main parts of our business activities, bitcoin mining and data center operations, are not conducted in mainland China but in the U.S., and the main places of our business are located outside mainland China; and (iii) less than a majority of our senior management members managing our business operations are PRC citizens or have their usual places of residence located inside mainland China. Our CEO, Mr. Deng, maintains his residences in both China and the U.S. and spends a significant amount of time each year in the U.S. overseeing and managing the overall operations of our bitcoin mining and data center business. Our CFO, Mr. Tan, is not a PRC citizen, nor does he maintain his usual place of residence in mainland China. The senior management member in charge of our bitcoin mining operations, Mr. Phillip Hicks, is a U.S. citizen residing in the U.S.

On July 7, 2022, the Cyberspace Administration of China (“CAC”) issued the Measures for Security Assessment of Cross-border Data Transfer, or the Measures, which took effect on September 1, 2022. According to the Measures, in addition to the self-risk assessment requirement for provision of any data outside Mainland China, a data processor shall apply to the relevant cyberspace department for data security assessment and clearance of outbound data transfer in any of the following events: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year; and (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. Our PRC subsidiary’s activity related to cross-border data transfer is limited to our corporate and personnel internal uses and does not fall under any of the above specified categories. From January 1, 2022 to the date of this prospectus, Bitmatrix made outbound data transfers of significantly less than one hundred thousand users’ personal information or ten thousand users’ sensitive personal information cumulatively.

Based on PRC laws and regulations in effect as of the date of this prospectus, we believe that we or our subsidiaries have not entered into a transaction or offering that would require us or any subsidiary to obtain any permission from or complete any filing procedure with the CSRC, the CAC or any other PRC authority. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by the PRC government authorities, we cannot rule out the possibility that we could be subject to such approval or filing procedures as a result of PRC subsidiary’s operations and its intracompany administrative support activities. If so, we could be subject to fines or other regulatory sanctions.

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Our PRC subsidiary, Bitmatrix, is subject to data security, personal information protection, and other data related PRC laws and regulations, and if Bitmatrix were found to be noncompliant with such laws and regulations, it could materially and adversely affect our financial condition and results of operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless.

Our PRC subsidiary, Bitmatrix, is subject to certain cybersecurity, data protection, and other PRC laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict the administrative support activities of Bitmatrix and require our PRC subsidiary to incur costs and efforts to comply, and any breach or noncompliance may subject our subsidiary to proceedings against such entity, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect the business of our PRC subsidiary, and our financial condition and results of operations.

The PRC Data Security Law, or the Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner and provides that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. The term “data” refers to any recording of information by electronic or other means, and “data processing” refers to the collection, storage, use, processing, transmission, provision, and disclosure of data. The Data Security Law applies to data processing activities within the territory of mainland China as well as those conducted outside mainland China that would jeopardize the national interest or the public interest of China or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, based on the assessment of the management, neither we nor our subsidiaries in Hong Kong and the U.S. have conducted any data processing activities within the territory of mainland China, or that may endanger the national interest or the public interest of China or the rights and interest of any Chinese organization and citizens, and as advised by our PRC counsel, the Data Security Law is not applicable to us and our subsidiaries in Hong Kong and the U.S. Our PRC subsidiary, Bitmatrix, collects and stores, in its information system, financial data of the Company for the purpose of providing in-house administrative service to the Company, and personal information of its employees for employment purpose (including but not limited to names, ID and certain other personal information). As such, Bitmatrix engages in data processing activities as defined under the Data Security Law. As advised by our counsel as to PRC law, the Data Security Law is applicable to our PRC subsidiary, Bitmatrix. Based on the assessment of the management, Bitmatrix is compliant with the data protection requirements as stipulated in the Data Security Law for its data processing activities.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law, or the PIPL, which took effect on November 1, 2021. The PIPL applies not only to personal information processing activities carried out in the territory of mainland China but also to personal information processing activities outside mainland China if such activities are conducted for the purpose of offering products or services to persons in the territory of mainland China, or for behavior analysis and assessment of persons in the territory of mainland China. Pursuant to the PIPL, the processing of personal information includes the collection, storage, use, processing, transmission, provision, disclosure and deletion of personal information. The noncompliant entities could be ordered to correct, to suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties. As discussed above, our PRC subsidiary, Bitmatrix, collects and stores personal information of its employees for employment purpose, and thus, as advised by our PRC counsel, our PRC subsidiary is subject to the PIPL. Our management has determined that (i) neither we nor our Hong Kong and U.S. subsidiaries have conducted personal information processing activities within the territory of mainland China. Based on the foregoing, our PRC counsel has advised us that neither we nor our subsidiaries in Hong Kong and the U.S. are subject to the PIPL; (ii) neither we nor any of our subsidiaries have conducted personal information processing activities outside of mainland China, whether for the purpose of offering products or services to persons in the territory of mainland China or for behavior analysis and assessment of persons in the territory of mainland China. Our management has assessed that, while our PRC subsidiary, Bitmatrix, has conducted personal informational processing activities in mainland China, it has been in compliance with the requirements of personal information processing as set forth in the PIPL.

On September 24, 2024, the CAC released the Regulations for the Administration of Network Data Security, or the Network Data Security Regulations, which took effect on January 1, 2025. The Network Data Security Regulation requires that a network data processor who carries out network data processing activities that affect or may affect national security shall undergo a national security review in accordance with relevant regulations. Based on the assessment of the management, none of our Company, Hong Kong subsidiary and U.S. Subsidiaries conducts any data processing activities within the PRC, or those outside the PRC that may damage the national security, public interests, or legitimate interests of PRC persons. As advised by our PRC counsel, our Company, Hong Kong subsidiary and U.S. Subsidiaries are not subject to the Network Data Security Regulations. Bitmatrix conducts network data processing activities, including the processing of personal information, for its operation in the PRC, which do not affect national security, but it does not process large amount of personal data or any important data. It is not a network platform service provider. None of the Company and our subsidiaries (including Bitmatrix) have been informed by any PRC governmental authority of any requirement for a national review or any reporting and/or security assessment under the Network Data Security Regulations. Based on the opinion of our PRC counsel, our PRC subsidiary, Bitmatrix, is subject to the Network Data Security Regulation for its collection and storage of data through network, but our PRC subsidiary is not required to undergo the national security review under the Network Data Security Regulation, because none of the network data processing activities carried out by Bitmatrix affect or may affect national security of the PRC.

As advised by our PRC counsel, Jincheng Tongda & Neal, as of the date of this prospectus, neither we nor any of our subsidiaries have been found to have violated any personal information or data security laws and regulations, have received any notice of violations from any competent PRC authorities, including the CAC, or have been investigated or sanctioned by any competent PRC authorities in relation to data security or personal information protection. However, the PRC regulatory authorities have broad discretion in interpreting and implementing the Data Security Law, the PIPL, and other relevant personal information and data security laws and there are uncertainties with respect to the enforcement of these laws and regulations. Our management has determined that our PRC subsidiary, Bitmatrix, is in compliant with the Data Security Law, the PIPL, and other relevant personal information and data security laws. However, we cannot rule out the possibility that PRC governmental authority may find that all entities like us are subject to such laws regardless of the nexus to China. If we or any of our subsidiaries were deemed to be noncompliant with the Data Security Law, the PIPL, and other relevant personal information and data security laws, we could become subject to fines and other government sanctions. Additionally, according to the Data Outbound Transfer Measures, in addition to the self-risk assessment requirement for provision of any data outside Mainland China, a data processor who transfers outbound important data and personal information collected and generated in its operations in mainland China shall apply to the relevant cyberspace department for data security assessment and clearance of outbound data transfer in any of the specified events: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year; and (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. To promote cross-border data transfer, the CAC issued the Data Flow Regulations, and relaxes the control over the cross-border transfer of non-sensitive personal information. In accordance with the Data Outbound Transfer Measures, the Data Flow Regulations, and the relevant guidelines issued by the CAC in this regard, a data processor shall apply for a data security assessment and clearance of outbound data transfers in either of the following circumstances: (a) outbound transfer of personal information or important data by a CIIO; or (b) outbound transfer of important data by a non-CIIO data processor, or personal information by such a non-CIIO data processor who has made outbound transfers of more than one million users’ personal information (not including sensitive personal information), or more than 10,000 users’ sensitive personal information cumulatively since January 1 of the current year. Our management has assessed, in consultation with our PRC counsel, that our mainland China subsidiary’s activity related to cross-border data transfer is limited to corporate records, including financial data and certain non-sensitive personal information of our employees (such as resumes of certain employees). From January 1, 2022 to the date of this prospectus, our PRC subsidiary made outbound data transfers of significantly less than 10,000 users’ personal information cumulatively and did not transfer outbound any sensitive personal information prohibited by the Data Outbound Transfer Measures. Based on the above facts, as advised by our PRC counsel, we and our PRC subsidiary are not required to apply from the relevant cyberspace department for data security assessment and clearance of outbound data transfers.

The above PRC laws and regulations related to cybersecurity and data privacy are relatively new, the interpretation and implementation of these laws and regulations may be subject to revisions, and we cannot rule out the possibility that any PRC governmental authorities may subject us and our subsidiaries to such laws and regulations in the future. If they are deemed to be applicable to us and our subsidiaries, we may be considered noncompliant with such new regulations in material respects and be subject to fines and other government sanctions, which could materially and adversely affect our financial condition and results of operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors , and cause the value of our securities to significantly decline or be worthless.

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We may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and liquidity requirements, and any limitation on the ability of our U.S. operating subsidiaries to pay dividends to us through our Hong Kong subsidiary could have a material adverse effect on liquidity needs and our ability to distribute to our shareholders.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and liquidity requirements, including payment of any debt we may incur and our expenses. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. We currently conduct all of our business and generate revenues through our U.S. subsidiaries. Although we do not currently intend to pay dividends, we may rely on the dividends received from our U.S. operating subsidiaries through our Hong Kong subsidiary in the future. Abit HK is permitted under Hong Kong law to provide funding and dividend distributions to us, provided that the payments by Abit HK are in compliance with the applicable laws and regulations relating to Anti-Money Laundering and Counter Financing of Terrorism. To the extent cash or assets in the business is in mainland China or Hong Kong, the cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to potential interventions in or the imposition of restrictions and limitations on our or our subsidiaries’ ability by the PRC government to transfer cash or assets. There are currently no restrictions of transferring funds between our British Virgin Islands holding company and our subsidiaries in the U.S. and Hong Kong. Other than our mainland China subsidiary, currently there are no significant restrictions on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. However, there can be no assurance that the PRC government will not introduce new laws and regulations in the future affecting the ability of our subsidiaries, including Hong Kong subsidiary, to transfer cash. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividends or other distributions to our shareholders.

We could be negatively affected as a result of being previously associated with Moxian subsidiaries divested in 2022 which had conducted business operations in mainland China.

Because of the past history of the Former Moxian Subsidiaries in operating in China, the Company could be subject to investigative action by the Chinese authorities in connection with the operations of its disposed subsidiaries. As of the date of this prospectus, the Company has not received any notification or has any knowledge of such action. In the event that we are subject to any investigations or other regulatory actions as a result of our past association with Moxian subsidiaries, we would have to spend time and resources, management would be distracted from our operations, and our operations and financial results could be materially adversely affected.

Risks Related to Our Ordinary Shares and this Offering

Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional ordinary shares or securities convertible into or exercisable for ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our securities convertible into or exercisable for ordinary shares could further dilute the holdings of our then existing shareholders.

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment in our ordinary shares .

The stock market in general and the market prices of our ordinary shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. During the six-month period prior to the date of this prospectus, the market price of our ordinary shares has fluctuated significantly, and the price of our ordinary shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant operational events, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war, terrorism, natural disasters, geopolitical instability, epidemics or other adverse public health developments, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

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Our ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our ordinary shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our ordinary shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our ordinary shares may not develop or be sustained.

Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our ordinary shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the conversion of any debt securities or exercise of warrants could further dilute the holdings of our existing shareholders.

We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our ordinary shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.

If we fail to satisfy all applicable continued listing requirements of the Nasdaq Capital Market, our ordinary shares may be delisted from Nasdaq, which could have an adverse impact on the liquidity and market price of our ordinary shares.

Our ordinary shares are currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum bid price, and certain corporate governance requirements. The closing bid price of our ordinary shares previously fell below $1.00 per share for 30 consecutive trading days, and as a result, we were not in compliance with Nasdaq’s minimum bid price requirement. Although we regained compliance in March 2025, there can be no assurances that we will continue to meet the minimum bid price requirements or will be able to comply with all applicable listing standards.

In the event that our ordinary shares is delisted from Nasdaq and is not eligible for quotation or listing on another market or exchange, it could become more difficult to sell, or obtain accurate price quotations for, our ordinary shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our ordinary shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

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You may face difficulties in protecting your interests as a shareholder, as the laws of British Virgin Islands provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and by the BVI Business Companies Act, as revised, and common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British overseas territories such as the British Virgin Islands) are binding on a court in the British Virgin Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provide significantly less protection to investors. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The British Islands courts are also unlikely to impose liabilities against us in original actions brought in the British Virgin Islands, based on certain civil liability provisions of United States securities laws.

A majority of our directors and executive officers are nationals or residents of countries other than the United States and all or a substantial portion of such individuals’ assets are located outside the United States. Our CEO and director, Mr. Conglin Deng, is primarily located in China splitting his time between Hong Kong and mainland China. He also resides in the U.S. for four to five months a year managing the operations of our U.S. subsidiaries. Three of our directors, Tao Xu, Chuan Zhan and Yanyan Sun, are located in the PRC. Our director and Audit Committee Chair, Khuat Leok Choong, is located in Malaysia. Our CFO, Wanhong Tan, is located in Malaysia and also spends a portion of his time in Hong Kong attending to the affairs of our Company. As a result, it would be difficult for a shareholder to effect service of process upon most of our directors and officers who are located outside of the U.S. or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As advised by our PRC counsel, Jincheng Tongda & Neal, there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or British Virgin Islands courts obtained against our directors and officers predicated upon the civil liability provisions of the United States federal and state securities laws. Our PRC counsel has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands.

As advised by our Hong Kong counsel, Patrick Mak & Tse, there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Our investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in BVI, mainland China or Hong Kong against our directors and officers or us. For more information regarding the relevant laws of the British Virgin Islands, mainland China and Hong Kong, see “Enforceability of Civil Liabilities” of this prospectus.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. It may not be possible to effect service of process outside of China upon most of our directors. Also because China has not entered into treaties for the reciprocal recognition and enforcement of court judgments with the United States and many other countries, recognition and enforcement in China of a court judgment obtained in other jurisdictions may be difficult or impossible.

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USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	ordinary shares;

●	preference shares;

●	debt securities;

●	warrants to purchase ordinary shares, preference shares, or debt securities;

●	rights to purchase ordinary shares, preference shares, debt securities, warrants or other securities; and

●	units of ordinary shares, preference shares, debt securities, rights or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

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DESCRIPTION OF SHARE CAPITAL

The Company was incorporated on May 18, 2021 under the BVI Companies Act (As Revised) as a BVI business company limited by shares under the name “Moxian (BVI) Inc”. On November 14, 2023, the Company was renamed “Abits Group Inc”.

Under the Company’s memorandum and articles of associations, as amended (“Memorandum and Articles of Association”), the Company is authorized to issue an unlimited number of shares comprising of ordinary shares, no par value each, and preferred shares, no par value each. Each ordinary share is entitled to one vote and each preferred share is entitled to six votes. As of the date of this prospectus, a total of 2,369,995 ordinary shares were issued and outstanding and 333,333 preferred shares issued and outstanding.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares. Our Memorandum and Articles of Association do not permit us to issue bearer shares.

Preferred Shares

Pursuant to the Business Companies Act (As Revised) of British Virgin Islands (the “BVI Act”), and our memorandum of association, our board of directors by resolution may authorize establishment of one or more classes of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us.

Pursuant to our Memorandum and Articles of Association, each preferred share in the Company confers upon the shareholder the right to six votes at any shareholder meeting or on any resolution of shareholders, no right to share in any dividend paid by the Company and no right to share in the distribution of the surplus assets of the Company on liquidation. Preferred shares are convertible, at the option of the holder, at any time into such number of fully paid ordinary shares on a one-for-one basis. Preferred shares automatically convert into ordinary shares on a one-for-one basis upon the occurrence of a change of control or other reorganization events.

Listing

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “ABTS”. Prior to November 17, 2023, our ordinary shares were traded under the symbol of “MOXC”.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Corporation, 17755 North US Highway 19, Suite 140, Clearwater FL 33764.

Distributions

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders may be approved at a duly convened and constituted meeting of the shareholders by the affirmative vote of a majority of in excess of 50 percent of the votes of the shares present at the meeting and entitled to vote on the proposed matters; or may be consented to in writing by a majority of in excess of 50 percent of the votes of shares entitled to vote on the proposed matters. Each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each preferred share which such shareholder holds.

Election of directors

Under the memorandum and articles of association, the directors can either be elected by a resolutions of shareholders or by a resolution of directors. A director may be removed from office, (a) with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote; or (b) with cause, by resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

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Meetings

The board of directors must provide written notice of all meetings of shareholders, stating the time, place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. The board of directors shall call a meeting upon the written request of shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested. In addition, the board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice: (a) if it is so agreed by shareholders holding not less than 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose. The presence of a shareholder at the meeting constitutes waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third (1/3) of the votes of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was convened on the requested of shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of the board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act provides for protection of minority shareholders in certain circumstances. Outside of this, we would normally expect British Virgin Islands courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and pre-emptive rights and (4) an irregularity in the passing of a resolution which requires a majority of the shareholders.

Pre-emptive rights

The memorandum and articles of association of the Company disapply the statutory pre-emptive rights applicable to the issue by us of new ordinary shares.

Transfer of ordinary shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any preferred share. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a preferred share unless the person transferring the shares has failed to pay any amount due in respect of any of those shares.

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Liquidation

The Company may by a resolution of shareholders appoint a voluntary liquidator. Each preferred share confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation. Generally under BVI law, a liquidator may divide among the shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided.

Calls on ordinary shares and forfeiture of ordinary shares

All shares are issued fully paid. Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in the memorandum and articles of association, Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid will be liable to be forfeited .

Redemption of ordinary shares

The Company may by a resolution of directors redeem, repurchase or otherwise acquire its shares generally with the consent of the relevant shareholders on such terms as the directors may agree with the relevant shareholders, and subject to the memorandum and articles of association and any applicable requirements imposed from time to time by, the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued shares in that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	amend our memorandum of association to create additional classes of shares with on such terms and in such manner as they may determine in their sole discretion at any time;

●	subject to our memorandum and articles of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum and articles of association, combine our authorized and issued shares into a smaller number of shares.

Untraceable shareholders

We are entitled to sell any shares of a shareholder who is untraceable, provided that:

●	all checks or warrants in respect of dividends of these shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of twelve years prior to the publication of the notice and during the three months referred to in the third bullet point below;

●	we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to these shares by death, bankruptcy or operation of law; and

●	we have caused a notice to be published in newspapers in the manner stipulated by our memorandum and articles of association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such notice.

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The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to the net proceeds.

Inspection of books and records

Under British Virgin Islands law, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands business companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders (except when a parent company merge with one or more subsidiary companies in accordance with Section 172 of the BVI Act).

While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

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Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

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Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our memorandum and articles of association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that provide for a staggered board of directors and prevent shareholders from taking an action by written consent in lieu of a meeting. However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

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Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a transaction that is material to the company. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and re-stated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our memorandum and articles of association allow our shareholders holding not less than one-third (1/3) of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with cause, by a resolution of shareholders or by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or in certain circumstances, by resolution of directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

●	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

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●	any British Virgin Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

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Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

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Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

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●	certain events of bankruptcy, insolvency or reorganization of the Abits Group Inc; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

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Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

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●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

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A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Articles of Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our debt securities, ordinary shares, or any combination thereof. We may issue warrants independently or together with ordinary shares, preference shares, debt securities, or any combination thereof, and the warrants may be attached to or separate from such securities.

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We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase ordinary shares, preferred shares, or , the number of shares of ordinary shares, preferred shares or purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase ordinary shares, preferred shares or , the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares, preferred shares, debt securities or warrants that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of ordinary shares, preferred shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preferred shares, debt securities or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

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PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended, or the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

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Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than ordinary shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

LEGAL MATTERS

Kaufman & Canoles, P.C., is acting as counsel for us with respect to certain legal matters as to United States federal securities law and New York state law. Except as otherwise set forth in the applicable prospectus supplement, the validity of the ordinary shares, preferred shares and legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Campbells Legal (BVI) Limited to the extent governed by the laws of the British Virgin Islands. The address of Campbells Legal (BVI) Limited in the British Virgin Islands is Floor 4, Banco Popular Building, Road Town, Tortola VG1110. Certain legal matters as to PRC law will be passed upon for us by Jincheng Tongda & Neal Law Firm. The address of Jincheng Tongda & Neal Law Firm is 42F, Central Tower, No. 5 Xiancun Road, Zhujiang New Town, Guangzhou, China. Certain legal matters as to Hong Kong law will be passed upon for us by Patrick Mak & Tse. The address of Patrick Mak & Tse is Rooms 901-905, 9th Floor, Wing On Centre, 111 Connaught Road Central, Hong Kong. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended December 31, 2024 have been audited by Audit Alliance LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

A majority of our directors and executive officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Our CEO and director, Mr. Conglin Deng is located primarily in China and also resides in the U.S. for several months each year managing the bitcoin mining and data center operations of our U.S. subsidiaries. Three of our directors, Tao Xu, Chuan Zhan and Yanyan Sun, are located in mainland China. Our director, Khuat Leok Choong, is located in Malaysia. Our CFO, Wanhong Tan, is located primarily in Malaysia and also spends a portion of his time in Hong Kong attending to the affairs of our Company. As a result, it would be difficult for investors to effect service of process upon most of our directors and officers who are located outside the U.S. or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Our investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in BVI, mainland China or Hong Kong against our directors and officers or us.

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We have appointed Abit USA Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Jincheng Tongda & Neal, our counsel as to PRC law, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or British Virgin Islands courts obtained against our directors and officers predicated upon the civil liability provisions of the United States federal and state securities laws. Jincheng Tongda & Neal has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands.

We have been advised by Patrick Mak & Tse, our counsel as to Hong Kong law, that there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, and that the judgement is made by a competent court as determined by the private international law rules applied by courts of Hong Kong. Such a judgment may not, in any event, be enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

We have been advised by Campbells, our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in commercial matters. In the case of a final and conclusive judgment obtained in a court of a foreign country (with which no reciprocal arrangements exist or extend), such as the United States, for either a liquidated sum (not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations), or in certain circumstances, for in personam non-money relief, such judgment will be recognized and enforced in the British Virgin Islands courts without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the British Virgin Islands courts. The courts would enforce the relevant judgment, provided that:

-	the judgment had not been wholly satisfied;

-	United States court had jurisdiction in the matter and the Company either submitted to the jurisdiction of the foreign court or was resident or carrying on business within such jurisdiction and was duly served with process;

-	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of a court;

-	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy or for some other similar reason the judgment could not have been entertained by the British Virgin Islands courts; and

-	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 30, 2025; and

●	Our Current Reports on Form 6-K filed on May 29, 2025, August 13, 2025, October 10, 2025, October 24, 2025 and November 24, 2025, and Form 6-K/A filed on September 2, 2025; and

●	The description of our ordinary shares contained in our registration statement on Form F-4 filed on May 28, 2021, as amended, and as it may be further amended from time to time; and

all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Abits Group Inc

Level 24 Lee Garden One, 33 Hysan Avenue

Causeway Bay, Hong Kong SAR

+852 3959-8605 — telephone

Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

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Abits Group Inc

$100,000,000

Ordinary shares, Preferred Shares, Debt Securities, Warrants, Rights, Units

PROSPECTUS

    , 2025

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the Memorandum and Articles of Association of the Registrant, the Registrant may indemnify and hold harmless its directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal investigative and administrative proceedings concerning the Registrant or its affairs in any court whether in the British Virgin Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

A list of exhibits filed with this registration statement on Form F-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 10. Undertakings

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

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B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement or Amendment thereto on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China on December 1, 2025.

ABITS GROUP INC

By:	/s/ Conglin Deng
Name:	Conglin Deng
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Wanhong Tan
Name:	Wanhong Tan
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Conglin Deng	Chief Executive Officer, Director and Chairman of Board of Directors	December 1, 2025
Conglin Deng	(Principal Executive Officer)

/s/ Wanhong Tan	Chief Financial Officer	December 1, 2025
Wanhong Tan	(Principal Accounting and Financial Officer)

/s/ Khuat Leok Choong*	Director	December 1, 2025
Khuat Leok Choong

/s/ Tao Xu*	Director	December 1, 2025
Tao Xu

/s/ Chuan Zhan*	Director	December 1, 2025
Chuan Zhan

/s/ Yanyan Sun*	Director	December 1, 2025
Yanyan Sun

* /s/ Conglin Deng		December 1, 2025
Conglin Deng, Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Abits Group Inc, has signed this amendment to registration statement on Form F-3 on December 1, 2025.

Abit USA Inc.

By:	/s/ Conglin Deng
Name:	Conglin Deng
Title:	Director

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
2.1	Description of Securities (incorporated by reference to Exhibit 2.2 to our annual report on Form 20-F filed with the U.S. Securities and Exchange Commission on April 30, 2025)
3.1	Amended and Restated Memorandum and Articles of Association of Abits Group Inc (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on March 5, 2025)
4.1^	Specimen Ordinary Share Certificate
4.2*	Form of Debt Security
4.3*	Form of Ordinary Share Warrant Agreement and Warrant Certificate
4.4*	Form of Preferred Share Warrant Agreement and Warrant Certificate
4.5*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.6*	Form of Rights Agreement (including rights certificate)
4.7*	Form of Unit Agreement (including unit certificate)
5.1^	Opinion of Campbells Legal (BVI) Limited
5.2+	Opinion of Jincheng Tongda & Neal Law Firm
5.3^	Opinion of Patrick Mak & Tse
23.1+	Consent of Audit Alliance LLP
23.2^	Consent of Campbells (contained in Exhibit 5.1)
23.3+	Consent of Jincheng Tongda & Neal Law Firm (contained in Exhibit 5.2)
23.4+	Consent of Patrick Mak & Tse
24.1^	Power of Attorney (contained on signature page)
107^	Filing Fees Table

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

^	Previously filed.

+	Filed herewith.

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